Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2006, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Cytokinetics, Incorporated, which appears in Cytokinetics, Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2005.
/s/ PricewatherhouseCoopers LLP
San Jose, California

February 28, 2007